Exhibit 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CLAIRE'S PUERTO RICO CORP.

      The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes herein-after stated, under the provisions and subject to the requirements of the laws of the state of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the note amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby Certifies that:

      FIRST: The name of the corporation (hereinafter called the "corporation") is

                           CLAIRE'S PUERTO RICO CORP.

      SECOND: The address, including street, number, city, and county, of the corporation's initial registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent. The name of the registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose, of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.


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      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

      FIFTH: The name and the sailing address of the incorporator are as follows:


      NAME                                 MAILING ADDRESS
      ----                                 ---------------
Leon B. Friedfeld                    Pryor, Cashman, Sherman & Flynn
                                     410 Park Avenue
                                     New York, New York 10022

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the corporation.

      EIGHTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extant provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or emissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the



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director derived an improper personal benefit. No amendment to or repeal of this
Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all parsons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executive and administrator of such a person.

      TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the law of the State of Delaware at the time in force may be added or inserted


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in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Tenth.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 2nd day of April, 1993.

                                                /s/ Leon B. Friedfeld
                                                --------------------------------
                                                LEON B. FRIEDFELD
                                                Incorporator

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

Claire's Puerto Rico Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle

      The Board of Directors of Claire's Puerto Rico Corp. adopted the following resolution on the 27th day of February, 2001.

      Resolved, that the registered office of Claire's Puerto Rico Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, Claire's Puerto Rico Corp. has caused this statement to be signed by Kathleen E. Rossi, its Vice President this 27 day of February, 2001.

                                              /s/ Kathleen E, Rossi
                                              ----------------------------------
                                              Kathleen E, Rossi, Vice President

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

Claire's Puerto Rico Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle

      The Board of Directors of Claire's Puerto Rico Corp. adopted the following resolution on the 27th day of February, 2001.

      Resolved, that the registered office of Claire's Puerto Rico Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, Claire's Puerto Rico Corp. has caused this statement to be signed by Kathleen E. Rossi, its Vice President this 27 day of February, 2001.

                                              /s/ Kathleen E, Rossi
                                              ----------------------------------
                                              Kathleen E, Rossi, Vice President